UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 12, 2015

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1623 Buckeye Drive

Milpitas, California

95035

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 12, 2015, Integrated Silicon Solution, Inc. (the “Company”) entered into a Shares Sale and Purchase Agreement (the “Purchase Agreement”) with MediaTek Capital Corp. (“MediaTek”), pursuant to which the Company agreed to sell to MediaTek all of the issued and outstanding shares of the Company’s wholly owned subsidiary, Chingis Technology Corporation, a company incorporated under the laws of Taiwan, for an aggregate cash purchase price of $27.1 million. The closing of the transaction contemplated by the Purchase Agreement is subject to receipt of certain government and regulatory approvals in Taiwan and other customary closing conditions.

The transaction is expected to close prior to the closing of the previously announced acquisition of the Company by Uphill Investment Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: August 13, 2015	/s/ JOHN M. COBB
John M. Cobb
Vice President and Chief Financial Officer